Exhibit 99.1
JOINT FILING STATEMENT
     We, the signatories of the Statement on Schedule 13D to which this Joint Filing Statement is attached, hereby agree that such Statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated: February 22, 2007	/s/ NalinKant Amratlal Rathod
NalinKant Amratlal Rathod

Dated: February 22, 2007	Asia Pacific Investment Holdings Limited
	By:	/s/ NalinKant Amratlal Rathod
		Name:	NalinKant Amratlal Rathod
		Title:	Director

Dated: February 22, 2007	Technology Resources & Investments Limited
	By:	/s/ NalinKant Amratlal Rathod
		Name:	NalinKant Amratlal Rathod
		Title:	Director